EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Participants and Plan Administrator
of the National Fuel Gas Company
Tax Deferred Savings Plan

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-03055 and 333-102220) of National Fuel Gas Company of our report, dated June 4, 2004, relating to the financial statements of the National Fuel Gas Company Tax Deferred Savings Plan as of and for the year ending December 31, 2003 which appear in this annual report on Form 11-K.

FREED MAXICK & BATTAGLIA, CPAs, P.C.

Buffalo, New York
June 24, 2004